UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Talend S.A.

(Exact name of Registrant as specified in its charter)

France	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9, rue Pages
92150 Suresnes, France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	The NASDAQ Stock Market LLC

Ordinary shares, nominal value €0.08 per share*	The NASDAQ Stock Market LLC*

*                                         Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC.  The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-212279

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

Talend S.A. (the “Registrant”) hereby incorporates by reference herein (a) the description of its ordinary shares, nominal value €0.08 per share, to be registered hereunder contained under the heading “Description of Share Capital”, (b) the description of its American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share, under the heading “Description of American Depositary Shares” and (c) the information set forth under the headings “Taxation” and “Limitations Affecting Shareholders of a French Company”, in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-212279), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2016, as subsequently amended (the “Registration Statement”), and in the final prospectus to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 11, 2016	TALEND S.A.

	By:	/s/ Michael Tuchen
Michael Tuchen
Chief Executive Officer